UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2022

FREQUENCY ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

(516) 794-4500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	FEIM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.         Results of Operations and Financial Condition.

On December 16, 2022, Frequency Electronics, Inc. (the “Company”) issued a press release setting forth certain preliminary unaudited financial results for the second quarter of fiscal 2023, ended October 31, 2022. Additionally, the press release announced (i) that the Company will delay the issuance of its earnings release for the second quarter of fiscal 2023, ended October 31, 2022, and the filling of its related Quarterly Report on Form 10-Q and (ii) that the Company will hold the conference call to discuss its results for the second quarter of fiscal 2023, ended October 31, 2022, on Tuesday, December 20, 2022, at 4:30 PM Eastern Time. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 4.02.         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 14, 2022, management of Frequency Electronics, Inc. (the “Company”) concluded, and the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) concurred, that the Company’s previously issued audited consolidated financial statements for the years ended April 30, 2022 and April 30, 2021, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2022 (the “Prior Filing”), should no longer be relied upon due to a material misstatement. Specifically, the Prior Filing did not include a note to such financial statements explaining that the Company had amended its presentation of contract assets and contract liabilities for the fiscal year ended April 30, 2021 from a net basis presentation to a gross basis presentation, as required by United States generally accepted accounting principles. Aside from this missing explanatory note to the consolidated financial statements and immaterial adjustments to correct a calculation error with respect to the presentation and disclosure of contract assets and contract liabilities for years ended April 30, 2022 and April 30, 2021 in the Prior Filing, no other changes, adjustments or revisions will be made to the Prior Filing. With respect to the immaterial adjustments, contract assets and contract liabilities should have been reduced by $1.1 million as of April 30, 2022 and increased by $1.8 million as of April 30, 2021 on the consolidated balance sheet; contract assets should have been increased by $2.9 million as of April 30, 2022 and decreased by $2.3 million as of April 30, 2021 on the consolidated statements of cash flows; and contract liabilities should have been decreased by $2.9 million as of April 30, 2022 and increased by $2.3 million as of April 30, 2021 on the consolidated statements of cash flows. Accordingly, the restatement of the Prior Filing will reflect the following adjustments:

	April 30, 2022			April 30, 2021
	As Filed	Adjustment	Revised	As Filed	Adjustment	Revised
Consolidated Balance Sheets:
Contract Assets	$9,977	$(1,120)	$8,857	$12,640	$1,820	$14,460
Total Current Assets	57,130	(1,120)	56,010	59,371	1,820	61,191
Total Assets	85,880	(1,120)	84,760	96,708	1,820	98,528
Contract Liabilities	12,218	(1,120)	11,098	10,692	1,820	12,512
Total Current Liabilities	22,981	(1,120)	21,861	18,789	1,820	20,609
Total Liabilities	39,192	(1,120)	38,072	41,299	1,820	43,119

Consolidated Statements of Cash Flows:
Changes in Operating Assets & Liabilities
Contract Assets	$2,306	$2,940	$5,246	$(2,180)	$(2,315)	$(4,495)
Contract Liabilities	1,526	(2,940)	(1,414)	7,185	2,315	9,500
Net cash provided by operating activities	4,036	-	4,036	12,157	-	12,157

In the course of preparing the unaudited condensed consolidated financial statements for the second quarter of fiscal 2023, ended October 31, 2022, the Company identified the errors discussed above related to the calculation and presentation of contract assets and contract liabilities in the Prior Filing.

Management determined it did not effectively design and maintain controls over the completeness and accuracy of the presentation of contract assets and contract liabilities for the fiscal year ended April 30, 2022 and the three month period ended July 31, 2022. Additionally, the Company determined it did not have an adequate process for identifying and assessing the errors. Management concluded that these errors were deficiencies that constituted material weaknesses in the Company’s internal control over financial reporting and resulted in the material misstatement in the Prior Filing with respect to the missing explanatory note to the audited consolidated financial statements for the fiscal year ended April 30, 2022, as discussed above.

In addition, the Company reassessed its conclusions regarding its disclosure controls and procedures as of April 30, 2022 and July 31, 2022 in light of the material weaknesses described above and determined that the material weaknesses in internal control over financial reporting existed as of April 30, 2022 and continued to exist as of July 31, 2022. Accordingly, the Company concluded that its disclosure controls and procedures as of April 30, 2022 and July 31, 2022 were not effective. Therefore, the Company management’s previous evaluation of its internal control over financial reporting and the evaluation of disclosure controls and procedures as of April 30, 2022 and July 31, 2022 also should no longer be relied upon.

As a result of the foregoing, following the filing of this Current Report on Form 8-K, the Company will, as soon as practical, amend the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022 to:

●	amend and restate the audited consolidated financial statements for the year ended April 30, 2022;
●	amend and restate management’s conclusion regarding the Company’s internal control over financial reporting and disclosure controls and procedures included under Part II, Item 9A as of April 30, 2022;
●	amend and restate Part I, Item 1A. “Risk Factors” to add an additional risk factor regarding the material weaknesses in the Company’s internal control over financial reporting; and
●

amend and restate the “‘Safe Harbor’ statement under the Private Securities Litigation Reform Act of 1995” to include reference to the additional risk regarding the material weaknesses in the Company’s internal control over financial reporting.

The Audit Committee and the Company’s management have discussed these matters with its independent registered public accounting firm, BDO USA, LLP.

Forward Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the estimated impact of the error corrections on the Company’s historical financial results, the timing of the amended Prior Filing, management’s conclusion that there was a material weakness in the Company’s internal control over financial reporting as of April 30, 2022 and that continued to exist as of July 31, 2022, management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures and anticipated financial results for the second quarter of fiscal 2023. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures, the effectiveness of the Company’s internal control over financial reporting and the anticipated financial results for the second quarter of fiscal 2023, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional or different information may become known prior to the expected filing with the SEC of the periodic reports described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued on December 16, 2022
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

	By:	/s/ Steven Bernstein
Steven Bernstein
Chief Financial Officer, Secretary and Treasurer

Dated: December 16, 2022